Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the Annual Report of Sunrise Senior Living, Inc. (the “Company”) on Form 10-K for the Year Ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”), I, Richard J. Nadeau, Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except as disclosed in Item 1B of the Report, “Unresolved Staff Comments,” Item 1A of the Report, “Risk Factors — Comments from future SEC staff review may require that we amend our periodic reports filed with the SEC, which could lead to significant changes in our past and current disclosure,” and the Table of Contents to Item 8 of the Report, “Financial Statements and Supplementary Data”; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

/s/  Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer

Date: July 31, 2008

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